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                                                                    EXHIBIT 99.5

                                                        BROOKLYN HEIGHTS BANCORP
                                                                          [LOGO]

STOCK ORDER FORM

Please read and complete this Stock Order Form. Instructions are included on the reverse side of this form.

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
DEADLINE FOR DELIVERY
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11:00 A.M., NEW YORK TIME, ON _________, 1998

Please mail the completed Stock Order Form in the enclosed business reply envelope to the address listed below or hand-deliver to any Atlantic Liberty Savings, F.A.  office.  Brooklyn Heights Bancorp, Inc. is not required to accept copies of Stock Order Forms.
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NUMBER OF SHARES
--------------------------------------------------------------   -------------------------------------------------------------------
                                                                 OFFICE USE ONLY
(1) Number of Shares      Price per Share     Total Amount Due
    __________         x      $10.00       =   $ _________       ________________    __________________    _______________
    (25 Share Minimum)                                           Date Rec'd             Batch #               Order #
--------------------------------------------------------------   -------------------------------------------------------------------

METHOD OF PAYMENT
--------------------------------------------------------------   PURCHASER INFORMATION
(2) ___  Enclosed is a check or money order PAYABLE TO           -------------------------------------------------------------------
ATLANTIC LIBERTY SAVINGS, F.A. for $__________.                  (4)  Check the box which applies.
                                                                      (a)__ Check here if you were a DEPOSITOR of Atlantic
(3) ___  I authorize Atlantic Liberty Savings, F.A. to make           Liberty Savings, F.A. on June 30, 1996. List any
the withdrawal(s) from the Atlantic Liberty Savings, F.A.             account(s) you had at that date.
account(s) listed below, and understand that the amounts I            (b)__ Check here if you were NOT a depositor at June
authorize below will not otherwise be available to me once            30, 1996, but you WERE a depositor on December 31,
this Stock Order Form is submitted:                                   1997. List any account(s) you had at that date.
                                                                      (c)__ Check here if you have never been a Atlantic
Account Number(s)                   Amount(s)                         Liberty Savings depositor.
-----------------                   ---------
-----------------------------       -------------------               ACCOUNT TITLE (NAME(S) ON ACCOUNT)     ACCOUNT NUMBER
-----------------------------       -------------------
-----------------------------       -------------------          ---------------------------------------    -------------------
-----------------------------       -------------------          ---------------------------------------    -------------------
                                                                 ---------------------------------------    -------------------
Total Withdrawal                $   ===================          ---------------------------------------    -------------------

THERE IS NO EARLY WITHDRAWAL PENALTY FOR THE PURCHASE OF         IF ADDITIONAL SPACE IS NEEDED, PLEASE USE BACK OF THIS STOCK
STOCK.                                                           ORDER FORM.
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STOCK REGISTRATION (PLEASE PRINT CLEARLY)
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(5)                                                                   (6)
     ---------------------------------------------------------           -------------------------------------------------------
     (First Name)                 (M.I.)           (Last Name)           Social Security # or Tax ID# (stock certificate will
                                                                         show this number)

     ---------------------------------------------------------           -------------------------------------
     (First Name)                 (M.I.)           (Last Name)           Social Security # or Tax ID#

                                                                      (7)
     ---------------------------------------------------------           -------------------------------------
     (Street Address)                                                    (Daytime Phone Number)

     ---------------------------------------------------------           -------------------------------------
     (City)                  (State)                     (Zip)           (Evening Phone Number)

(8) Form of Stock Ownership (check one)

_ Individual                          __ Joint Tenants __ Tenants in Common                           __ Uniform Transfer to Minors
_ Individual Retirement Account (IRA) __ Corporation   __ Fiduciary (Under Agreement Dated___, 199__) __ Other  ______________
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NASD AFFILIATION (IF APPLICABLE)
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__ Check here and initial below if you are a member of the NASD ("National
Association of Securities Dealers") or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance; and (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment for the stock.
____ (Please initial)
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ACKNOWLEDGMENT AND SIGNATURE (VERY IMPORTANT)
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I(we) acknowledge receipt of the Prospectus dated _____, 1998, and I(we) have read the terms and conditions described therein (including the section entitled
"Risk Factors"). I(we) understand that, after receipt by Atlantic Liberty
Savings, F.A., this order may not be modified or withdrawn without the consent of Atlantic Liberty Savings, F.A. I(we) hereby certify that the shares which are being subscribed for are for my(our) account only, and that I(we) have no present agreement or understanding regarding any subsequent sale or transfer of such shares and I (we) confirm that my (our) order does not conflict with the purchase limitation and ownership limitation provisions in the Plan of
Reorganization from a Mutual Savings Association to a Mutual Holding Company and
Stock Issuance Plan. I(we) acknowledge that the common stock being ordered is not a deposit or savings account, is not insured by the FDIC and is not guaranteed by Atlantic Liberty Savings, F.A., or any government agency. Under penalties of perjury, I(we) certify that (1) the Social Security #(s) or Tax
ID#(s) given above is(are) correct; and (2) I(we) am(are) not subject to backup withholding tax (You must cross out #2 above if you have been notified by the
Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).

Please sign and date this form. Only one signature is required, unless authorizing a withdrawal from a Atlantic Liberty Savings, F.A. deposit account requiring more than one signature to withdraw funds. If signing as a custodian, corporate officer, etc., please include your full title.

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Signature                  Title (if applicable)              Date              STOCK INFORMATION CENTER:  Atlantic Liberty Savings,
F.A.                                                                                                       186 Montague Street
     ----------------------------------------------------------------                                      Brooklyn, NY  11201
Signature(if required)                                        Date

THIS ORDER NOT VALID UNLESS SIGNED                                              QUESTIONS?  Call (718) ___-____
                                                                             9:00 am to 4:00 pm, Monday-Friday

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THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE
NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER GOVERNMENT AGENCY.



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                          STOCK ORDER FORM INSTRUCTIONS
                          -----------------------------

1 - Indicate the number of shares of Brooklyn Heights Bancorp common stock that you wish to purchase and indicate the amount due. The minimum purchase is 25 shares or $250. No person may purchase more than $50,000 in the Offering. Atlantic Liberty Savings, F.A. reserves the right to accept or reject orders placed in the Offering.

2 - Payment for shares may be made by check or money order payable to ATLANTIC LIBERTY SAVINGS, F.A.. Funds received in this form of payment will be cashed immediately and deposited into a separate account established for the purposes of this Offering. You will earn interest at Atlantic Liberty Savings, F.A.'s passbook rate (currently __%) from the time funds are received until the Offering is consummated.

3 - You may pay for your shares by withdrawal from your Atlantic Liberty Savings, F.A. deposit account(s). Indicate the account number(s) and the amount(s) to be withdrawn. These funds will be unavailable to you from the time this Stock Order Form is received until the Offering is consummated. The funds will continue to earn interest at the account's contractual rate until the Offering is consummated. PLEASE CONTACT THE STOCK INFORMATION CENTER EARLY IN THE OFFERING PERIOD, IF YOU ARE INTENDING TO UTILIZE ATLANTIC LIBERTY SAVINGS, F.A. IRA FUNDS (OR ANY OTHER IRA FUNDS) TO MAKE YOUR STOCK PURCHASE.

4 - Check the applicable box. THIS INFORMATION IS VERY IMPORTANT BECAUSE ELIGIBILITY DATES ARE UTILIZED TO PRIORITIZE YOUR ORDER IN THE EVENT THAT WE RECEIVE MORE STOCK ORDERS THAN AVAILABLE STOCK. List the name(s) on the deposit account(s) and account number(s) that you held at the applicable date. Please see the portion of the Prospectus entitled "The Reorganization and Offering - Subscription Offering" for a detailed explanation of how shares will be allocated in the event the Offering is oversubscribed. Failure to complete this section could result in a loss of all or part of your stock allocation.

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(Continued from previous page)
     Account Title (Name(s) on Account)               Account Number

     -------------------------------------        -----------------------

     -------------------------------------        -----------------------

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5 - Please CLEARLY PRINT the name(s) and address in which you want the stock certificate registered and mailed. If you are exercising subscription rights by purchasing in the Subscription Offering as a Atlantic Liberty Savings, F.A. (i) eligible depositor as of 6/30/96 or (ii) eligible depositor as of 12/31/97, you must register the stock in the name of one of the account holders listed on your account as of the applicable date. However, adding the name(s) of other persons who are not account holders, or were account holders at a later date than yourself, will be a violation of your subscription right and will result in a loss of your purchase priority. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE STOCK ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED.

6 - Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate.

7 - Be sure to include at least one phone number, in the event you must be contacted regarding this Stock Order Form.

8 - Please check the one type of ownership applicable to your registration. An explanation of each follows:

                        GUIDELINES FOR REGISTERING STOCK

         For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Brooklyn Heights Bancorp Stock Certificate(s). If you have any questions, please consult your legal advisor.
         Stock ownership must be registered in one of the following manners:

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INDIVIDUAL:         Avoid the use of two initials. Include the first given
                    name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights
                    such as "special account," "single man," "personal
                    property," etc. If the stock is held individually upon the individual's death, the stock will be owned by the
                    individual's estate and distributed as indicated by the
                    individual's will or otherwise in accordance with law.
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JOINT:              Joint ownership of stock by two or more persons shall be
                    inscribed on the certificate with one of the following
                    types of joint ownership. Names should be joined by "and";
                    do not connect with "or." Omit titles such as "Mrs.,"
                    "Dr.," etc.
                    JOINT TENANTS--Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two
                    or more owners where ownership is intended to pass
                    automatically to the surviving tenant(s).
                    TENANTS IN COMMON--Tenants in Common may be specified to
                    identify two or more owners. When stock is held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of
                    ownership.
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UNIFORM TRANSFER    Stock may be held in the name of a custodian for a minor
TO MINORS:          under the Uniform Transfers to Minors laws of the individual states. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation of custodian is "CUST,", while the description "Uniform
                    Transfers to Minors Act" is abbreviated "UNIF TRAN MIN ACT."
                    Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John P. Jones under the Uniform Transfers to Minors
                    Act will be abbreviated:

                                    JOHN P. JONES CUST SUSAN A. JONES
                                    UNIF TRAN MIN ACT NY
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FIDUCIARIES:        Stock held in a fiduciary capacity must contain the
                    following:
                    1. The name(s) of the fiduciary(ies):
                             - If an individual, list the first given name,
                               middle initial and last name.
                             - If a corporation, list the corporate title
                             - If an individual and a corporation, list the
                               corporation's title before the individual.
                    2.       The fiduciary capacity:
                             - Administrator
                             - Conservator
                             - Committee
                             - Executor
                             - Trustee
                             - Personal Representative
                             - Custodian
                    3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
                    4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.
                    5.       Either of the following:
                                    The name of the maker, donor or testator OR
                                    The name of the beneficiary
                                    Example of Fiduciary Ownership:
                                         JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                         UNDER AGREEMENT DATED 6/9/74